            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                               FEBRUARY 27, 1998


                           1940 ACT FILE NO. 811-5440


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2


                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940       |X|


                                Amendment No. 10                   |X|



                         MFS INTERMEDIATE INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000


                                Stephen E. Cavan
                              Secretary and Clerk
                         MFS Intermediate Income Trust
                  c/o Massachusetts Financial Services Company
                              500 Boylston Street
                          Boston, Massachusetts 02116

                    (Name and Address of Agent for Service)

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                                        -2-

                         MFS INTERMEDIATE INCOME TRUST

                                    PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS



Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.1  Fee Table:  Inapplicable - 1940 Act filing only.

Items 3.2, 4, 5, 6 and 7: Omitted  pursuant to General  Instruction  G.3 to Form
N-2.

Item 8.  General Description of Registrant:

         8.1.   General:   The  Registrant  is  a  closed-end,   non-diversified
management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on December 30, 1987.

         8.2, 8.3, and 8.4. Investment Objectives and Policies, Risk Factors and Other Policies:

                       INVESTMENT OBJECTIVE AND POLICIES

         The Registrant's investment objective is to preserve capital and provide high current income. The investment objective and policies of the Registrant may, unless otherwise specifically stated, be changed by the Trustees of the Registrant without a vote of the shareholders. A change in a Registrant's objective may result in the Registrant having an investment objective different from the objective which the shareholder considered appropriate at the time of investment in the Registrant. The Registrant will attempt to achieve this objective by investing in obligations issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities ("U.S. Government Securities") and in obligations issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which are not traded on a U.S. exchange ("Foreign Government Securities"). The Registrant will maintain an average weighted portfolio maturity of approximately seven years or less and will invest substantially all of its assets in securities with remaining maturities less than or equal to ten years. Equivalent maturities are utilized with respect to certain securities, including Government Agencies. Under normal market conditions, at least 65% of the Fund's total assets will be invested in income producing securities. Under normal market conditions, the Registrant's average weighted portfolio maturity will not be less than three years. Contractual rights to dispose of a security will be considered in calculating average maturity, because such rights limit the period during which the Registrant bears a market risk with respect to the security. The investment adviser, Massachusetts Financial Services Company, a Delaware corporation ("MFS" or "Investment Adviser") believes that this strategy will enable the Registrant to preserve capital while seeking high current income. Shorter term U.S. and Foreign

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                                        -3-

Government Securities generally are more stable and less susceptible to principal loss than longer term securities. While shorter term securities in most cases offer lower yields than securities with longer maturities, the Registrant may seek to enhance income by writing options on U.S. and Foreign Government Securities. Option writing can result in the loss of principal under certain market conditions. Although the percentage of the Registrant's assets invested in Foreign Government Securities will vary depending on the state of the economies of the principal countries around the world, their financial markets and the relationship of their currencies to the U.S. dollar, under normal conditions the Registrant's portfolio is expected to be globally diversified. See "Special Considerations" below. There can be no assurance that the Registrant will achieve its investment objective.

         For purposes of the foregoing  investment  policy,  securities having a certain maturity will be deemed to include securities with an equivalent "duration" of such securities. "Duration" is a commonly used measure of the longevity of a debt instrument that takes into account the full stream of payments received on a debt instrument, including both interest and principal payments, based on their present values. A debt instrument's duration is derived by discounting principal and interest payments to their present value using the instrument's current yield to maturity and taking the dollar-weighted average time until those payments will be received. Contractual rights to dispose of a security, call options and prepayment assumptions may be considered in calculating duration and average maturity because such rights limit the period during which the Registrant bears a market risk with respect to the security.


         U.S. Government Securities. The U.S. Government Securities in which the Registrant intends to invest include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to 10 years), and U.S. Treasury bonds (generally original maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States; (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal National Mortgage Association ("FNMA"); and (iii) interests in trusts or other entities representing interests in obligations that are issued and guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities" below.

         Some U.S. Government Securities do not generally involve the credit risks associated with other types of interest bearing securities, although, as a result, the yields available from U.S. Government Securities are generally lower than the yields available from other interest bearing securities. Like other interest bearing securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Shorter-term U.S. and Foreign Government Securities generally are more stable and less susceptible to principal loss than longer-term securities.

         Foreign Government Securities. The Registrant may invest up to 50% of its net assets in Foreign Government Securities, including up to 20% of the Registrant's net assets in securities of government, government-related, and supranational issuers located, or primarily conducting their business, in emerging markets (see "Emerging Markets Securities" below). Up to 10% of the Registrant's net assets may be invested in non-convertible fixed income securities rated BB or lower by Standard & Poor's Ratings Services, Inc. ("S&P"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co ("Duff & Phelps") or Ba or lower by Moody's Investors Service, Inc. ("Moody's") or, if unrated, will be determined by the Adviser to be comparable quality (commonly referred to as "junk bonds"). The percentage of the Registrant's assets invested in Foreign Government Securities will vary depending on the relative yields of such securities, the economies of the countries in which the investments are made and such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies to the U.S. dollar.

         Investments in Foreign Government Securities and currency will be evaluated on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between different countries. The Registrant's portfolio, under normal conditions, will include securities of a number of foreign countries. The Foreign Government Securities in which the Registrant intends to invest will generally consist of obligations supported by national, state or provincial governments or similar political subdivisions. As a "non-diversified" investment company, the Registrant is limited as to the percentage of its assets which may be invested in the securities of any one issuer (including a given foreign government issuer) only by its own investment restrictions and the diversification requirements imposed by the Internal Revenue Code of 1986, as amended. The Registrant may hold foreign currency for hedging purposes to protect against declines in the U.S. dollar value of foreign securities held by the Registrant and against increases in the U.S. dollar value of the foreign securities which the Registrant might purchase. The Registrant may also hold foreign currency for non-hedging purposes.

         Consistent with the Fund's investment objective and policies, the Registrant may also invest in fixed income securities of corporate issuers.

         Brady Bonds. The Registrant may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Croatia, the Dominican Republic, Ecuador, Jordan, Mexico, Morocco, Nigeria, Panama, Peru, the Phillippines, Poland, Slovenia, Uruguay and Venezuela. Brady Bonds have been issued only recently, and for that reason do not have a long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-
rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady Bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative.

         American Depositary Receipts. The Registrant may invest in American Depositary Receipts ("ADRs") which are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Registrant may invest in either type of ADR. Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Registrant may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Registrant's custodian in five days. The Registrant may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are traded in foreign currency.

         Emerging Market Securities. Emerging markets in which the Registrant may invest include countries or regions with relatively low gross national product per capita compared to the world's major economies, and in countries or regions with the potential for rapid economic growth. Emerging markets will include any country: (i) having an "emerging stock market" as defined by the International Finance Corporation; (ii) with low-to middle-income economies according to the International Bank for Reconstruction and Development (the "World Bank"); (iii) listed in World Bank publications as developing, or (iv) determined by the Adviser to be an emerging market as defined above.

         Other Investments. When the Investment Adviser believes that investing for defensive purposes is appropriate, such as during periods of unusual market conditions, part or all of the

Registrant's assets may be temporarily invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government
Securities, Foreign Government Securities and repurchase agreements. The Registrant may also invest in similar instruments when relative yields are attractive, provided that it adheres to the 65% policy stated below.

         The investment objective and policies described above may be changed without shareholder approval, except that, as a fundamental policy, at least 65% of the Registrant's assets under normal circumstances will be invested in U.S. and Foreign Government Securities. This fundamental policy may not be changed without the approval of the holders of a majority of the Registrant's shares (as defined below under "Investment Restrictions").

         Lower-Rated Fixed Income Securities: The Registrant may invest in lower-rated fixed income securities. No minimum rating standard is required by the Registrant. These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price (especially during periods of economic uncertainty or change) than securities in the higher rating categories. However, since yields vary over time, no specific level of income can ever be assured). These lower-rated high yielding fixed income securities generally tend to be reflect economic changes, short-term corporate and industry developments to a greater extent than higher rated securities, which react primarily to fluctuations in the general level of interest rates (although these lower-rated fixed income securities are also affected by changes in interest rates, the market's perception of their credit quality, and the outlook for economic growth). In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. During certain periods, the higher yields on the Registrant's lower-rated high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Registrant may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Registrant's yield despite the actual loss of principal. The market for these lower-rated fixed income securities may be less liquid than the market for investment grade fixed income securities, and judgment may at time play a greater role in valuing these securities than in the case of investment grade fixed income securities. Changes in the value of securities subsequent to their acquisition will not affect cash income or yield to the Registrant but will be reflected in the net asset value of shares of the Registrant.

         While the Adviser may refer to ratings issued by established credit rating agencies, it is not the Registrant's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Adviser's own independent and ongoing review of credit quality. The Registrant's achievement of its investment objective may be more dependent on the Adviser's own credit analysis than in the case of an investment company primarily investing in higher quality fixed income securities. For a description of these and other rating categories, see "Description of Bond Ratings" below.

                              INVESTMENT PRACTICES

         The following investment practices apply to the portfolio investments of the Registrant. These practices may be changed without shareholder approval.

         Options on U.S. and Foreign Government Securities. The Registrant may write covered put and call options and purchase put and call options on U.S. and Foreign Government Securities that are traded on United States and foreign securities exchanges and over-the-counter. This practice may result in the loss of principal under certain market conditions. Other than the requirement that options written on U.S. and Foreign Government Securities be covered, there are no limitations on the use of such options. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.


         Futures Contracts and Options on Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or Foreign Government Securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Futures Contracts and Options on Futures Contracts to be written or purchased by the Registrant will be traded on U.S. or foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest or exchange rates which otherwise might either adversely affect the value of the Registrant's portfolio securities or adversely affect the prices of securities which the Registrant intends to purchase at a later date. Should interest or exchange rates move in an unexpected manner, the Registrant may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below.


         Options on Foreign Currencies. The Registrant may purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the dollar cost of foreign securities to be acquired. As in the case of other kinds of options, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received, and the Registrant could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Registrant's position, it may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies to be written or purchased by the Registrant will be traded on U.S. or foreign exchanges or over-the-counter. Other than the requirement that options written on foreign currencies only be used for hedging purposes, there are no limitations on the use of such options. For further discussion of the use, risks and costs of options on foreign currencies, see "Options and Futures" below.

         Forward Foreign Currency Exchange Contracts. The Registrant may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Registrant will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. The Registrant may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. By entering into such transactions, however, the Registrant may be required to forego the benefits of advantageous changes in exchange rates. The Registrant may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser expects that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Registrant may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Registrant will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Registrant may sustain losses which will reduce its gross income. Such transactions could involve significant risk of loss.


         The Registrant has established procedures consistent with the General Statement of Policy of the Securities and Exchange Commission (the "SEC") and its staff regarding the use of Forward Contracts by registered investment companies which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Registrant satisfies this requirement through segregation of assets, it will segregate liquid assets, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under Forward Contracts entered into by the Registrant. While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event, the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted.


         Zero Coupon Bonds. U.S. and Foreign Government Securities in which the Registrant may invest also include zero coupon bonds. Zero coupon bonds are debt obligations which are issued at a significant discount from face value and do not require the periodic payment of interest. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon bonds benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Registrant will accrue income on such investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Registrant's distribution obligations.

         Collateralized Mortgage Obligations. The Registrant may invest a portion of its assets in collateralized mortgage obligations or "CMOs", which are debt obligations collateralized by mortgage loans or mortgage pass-through securities which, in the case of U.S. Government Securities, are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Typically, CMOs are collateralized by certificates issued by GNMA, FNMA or the Federal Home Loan Mortgage Corporation (such collateral collectively hereinafter referred to as "Mortgage Assets"). Payments of principal and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs. CMOs may be issued by agencies or instrumentalities of the U.S. or foreign governments or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

         In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche", is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the risks of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments.

         The Registrant may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

         Indexed Securities. The Registrant may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity (i.e., principal value) or coupon rate is determined by reference to a specific instrument or statistic. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by references to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities
of  equivalent  issuers.   Currency-indexed  securities  may
be positively or negatively indexed; that is, their maturity value or interest rates may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency and could involve the loss of all or a portion of the principal amount of or interest on the instrument. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

         Inverse Floating Rate Obligations. The Registrant may invest in so-called "inverse floating rate obligations" or "residual interest" bonds or other obligations or certificates relating thereto structured to have similar features. Such obligations generally have floating or variable interest rates that move in the opposite direction of short-term interest rates and generally increase or decrease in value in response to changes in short-term interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, such obligations have the effect of providing investment leverage and may be more volatile than long-term fixed-rate obligations.

         Mortgage "Dollar Roll" Transactions. The Registrant may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Registrant sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Registrant records these transactions as sale and purchase transactions rather than as borrowing transactions. The Registrant will only enter into covered rolls. A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Registrant foregoes principal and interest paid on the mortgage-backed securities. The Registrant is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Registrant may also be compensated by receipt of a commitment fee.

         Stripped Mortgage-Backed Securities. The Registrant may invest a portion of its assets in stripped mortgage-backed securities ("SMBS"), which are derivative multi-class mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks.

         SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class) while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Registrant may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates.


         Swaps and Related Transactions. As one way of managing its exposure to different types of investments, the Registrant may enter into interest rate swaps, currency swaps or structures with embedded swaps and other types of available swap agreements, such as caps, collars and floors. Swaps involve the exchange by the Registrant with another party of cash payments based upon different interest rate indexes, currencies, and other prices or rates such as the value of mortgage prepayment rates. For example, in the typical interest rate swap, the Registrant might exchange a sequence of cash payments based on a floating rate index for cash payments based on a fixed rate. Payments made by both parties to a swap transaction are based on a notional principal amount determined by the parties.


         The Registrant may also purchase and sell caps, floors and collars. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.


         Swap agreements could be used to shift a Fund's investment exposure from one type of investment to another. For example, if a Fund agreed to exchange payments in dollars for payments in foreign currency, in each case based on a fixed rate, the swap agreement would tend to decrease a Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Fund's investments and its share price and yield.


         Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed, or no investment of cash. As a result, swaps can be highly volatile and may have a considerable impact on the Registrant's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The

Registrant may also suffer losses if it is unable to terminate outstanding swap agreements or reduce its exposure through offsetting transactions.


         Swaps, caps, floors and collars are highly specialized activities which involve certain risks. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Registrant's exposure to long or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as securities prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Registrant is not limited to any particular form or variety of swap agreements if MFS determines it is consistent with the Registrant's investment objective and policies.


         The Registrant will maintain liquid assets to cover its current obligations under swap transactions. If the Registrant enters into a swap agreement on a net basis (i.e., the two payment streams are netted out, with the Registrant receiving or paying, as the case may be, only the net amount of the two payments), the Registrant will maintain liquid assets with a daily value at least equal to the excess, if any, of the Registrant's accrued obligations under the swap agreement over the accrued amount the Registrant is entitled to receive under the agreement. If the Registrant enters into a swap agreement on other than a net basis, it will maintain liquid assets with a value equal to the full amount of the Registrant's accrued obligations under the agreement.


         The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, currency or other factor that determines the amount of payments to be made under the arrangement. If MFS is incorrect in its forecasts of such factors, the investment performance of the Registrant would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Registrant, the Registrant must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Registrant's risk of loss consists of the net amount of payments that the Registrant is contractually entitled to receive. The Registrant anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

         Yield Curve Options. The Registrant may also enter into options on the "spread", or differential, between two U.S. or Foreign Government Securities, in a transaction referred to as a "yield curve" option. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated U.S. or Foreign Government Securities, rather than the prices of the individual securities, and is usually settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

         Yield curve options may be used for the same purposes as other options on securities. Specifically, the Registrant may purchase or write such options in order to protect against the adverse effects of a potential widening or narrowing of the spreads between U.S. or Foreign Government Securities, or other interest rate sensitive instruments, held in the Registrant's portfolio. The Registrant may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Adviser, the Registrant will be able to profit from movements in the spread between the yields of the underlying U.S. or Foreign Government Securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even if the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Registrant will be covered. A call (or put) option is covered if the Registrant holds another call (or put) option on the spread between the same two securities and segregates liquid assets sufficient to cover the Registrant's net liability under the two options. Yield curve options may also be covered in such other manner as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and, because they have been only recently introduced, established trading markets for these securities have not yet developed. Because these securities are traded over-the-counter, the SEC has taken the position that yield curve options are illiquid, and, therefore, cannot exceed the SEC illiquidity ceiling.


         "Reset Options". In certain instances, the Registrant may enter into options on Treasury securities which provide for periodic adjustment of the premium during the term of each such option. Like other types of options, these transactions, which may be referred to as "reset options" or "adjustable strike options", grant the purchaser the right to purchase (in the case of a call) or sell (in the case of a put), a specified type and series of U.S. Treasury security at any time up to a stated expiration date (or, in certain instances, on such date). In contrast to other types of options, however, the price at which the underlying security may be purchased or sold under a "reset option" is determined at various intervals during the term of the option, and such price fluctuates from interval to interval based on changes in the market value of the underlying security. As a result, the strike price of a "reset option", at the time of exercise, may be less advantageous to the Registrant than if the strike price had been fixed at the initiation of the option. In addition, the premium paid for the purchase of the option may be determined at the termination, rather than the initiation, of the option. If the premium is paid at termination, the Registrant assumes the risk that (i) the premium may be less than the premium which would otherwise have been received at the initiation of the option because of such factors as the volatility in yield of the underlying Treasury security over the term of the option and adjustments made to the strike price of the option, and (ii) the option purchaser may default on its obligation to pay the premium at the termination of the option.

         Lending of Portfolio Securities. The Registrant may seek to increase its income by lending portfolio securities to the extent consistent with present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC. Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of a national securities exchange ("Exchange"), and would be required to be secured continuously by collateral, including cash, or U.S. Government Securities, an irrevocable letter of credit or other collateral permissible under SEC policies and maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Registrant would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice (which will usually not exceed five days). For the duration of a loan, the Registrant would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned. The Registrant would also receive a fee from the borrower. The
Registrant would also receive compensation from the investment of the collateral), less a fee paid to the borrower, if the collateral is in the form of cash. . The Registrant would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Registrant would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Investment Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justified the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Registrant's total assets.

         "When-Issued Securities". Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Registrant is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Registrant will not commit more than 30% of its assets to such purchases. The Registrant does not pay for the securities until received or start earning interest on them until the contractual settlement date. While awaiting delivery of securities purchased on such bases, the Registrant will segregate liquid assets sufficient to cover its commitments. Although the Registrant does not intend to make such purchases for speculative purposes, purchases on such bases may involve more risk than other types of purchases.

         When the Registrant commits to purchase a security on a "when-issued" or "forward delivery" basis, it will segregate liquid assets consistent with the General Statement of Policy of the SEC described in "Forward Foreign Currency Exchange Contracts" above, concerning such purchases. However, although the Registrant does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of the SEC policy, purchases of securities on such basis may involve more risk than other types of purchases. For example, if the Registrant determines it is necessary to sell the "when-issued" or "forward delivery" securities before delivery, it may incur a gain or a loss because of market fluctuations since the time the commitment to purchase such securities was made. Purchasing securities on a when-issued basis involves a risk that the yields available in the market when delivery takes place may be higher than yields on the securities purchased.


         Repurchase Agreements. The Registrant may enter into repurchase agreements in order to earn income on available cash or as a temporary defensive measure. Under a repurchase agreement, the Registrant acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller becomes subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's right to liquidate the securities may be restricted (during which time the value of the securities could decline).


         The Registrant may enter into repurchase agreements with sellers who are member firms, or a subsidiary thereof, of an Exchange or members of the Federal Reserve System, recognized primary U.S. Government Securities dealers or institutions which the Adviser has determined to be of comparable creditworthiness. The securities that the Registrant purchases and holds through its agent are U.S. Government Securities, the values of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Registrant, or the purchase and repurchase prices may be the same, with interest at a standard rate due to the Registrant together with the repurchase price on repurchase. In either case, the income to the Registrant is unrelated to the interest rate on U.S. Government Securities.


         The repurchase agreement provides that in the event the seller fails to pay the amount agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Registrant will have the right to liquidate the securities. If at the time the Registrant is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Registrant. The Registrant has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Registrant only enters into repurchase agreements after the Adviser has determined that the seller is creditworthy, and the Adviser monitors the seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Registrant has the right to make margin calls at any time if the value of the securities falls below the agreed upon collateral. For additional information concerning repurchase agreements, see "Investment Restrictions" below.


         Securities Purchased at a Discount. When and if available, fixed income securities may be purchased at a market discount from face value. However, the Registrant does not intend to hold such securities to maturity for the purpose of achieving potential capital gains, unless current yields on these securities remain attractive.

                              OPTIONS AND FUTURES

         Options on U.S. and Foreign Government Securities. The Registrant intends to write covered put and call options and purchase put and call options on U.S. and Foreign Government Securities that are traded on United States and foreign securities exchange and over-the-counter.

         Call options written by the Registrant give the holder the right to buy the underlying securities from the Registrant at a stated exercise price; put options written by the Registrant give the holder the right to sell the underlying security to the Registrant at a stated exercise price. A call option written by the Registrant is "covered" if the Registrant owns the security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration ) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Registrant holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or
(b) liquid assets representing greater than the exercise price of the call written if the difference is segregated by the Registrant. . A put option written by the Registrant is "covered" if the Registrant segregates liquid assets with a value equal to the exercise price , or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if the difference is segregated by the Registrant . The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates. Put and call options may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations.


         The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then-market value of the underlying security. Even if an option is exercised, the writer retains the amount of the premium.

         The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction". This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

         Effecting a closing transaction in the case of a written call option will permit the Registrant to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Registrant to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Registrant investments. If the Registrant desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

         The Registrant will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Registrant will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Registrant.

         An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Registrant would have to exercise the options in order to realize any profit. If the Registrant is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

         The Registrant may write options in connection with buy-and-write transactions; that is, the Registrant may purchase a security and then write a call option against that security. The exercise price of the call the Registrant determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Registrant's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Registrant's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Registrant's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Registrant may elect to close the position or take delivery of the security at the exercise price and the Registrant's return will be the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money, and in-the-money put options may be used by the Registrant in the same market environments that call options are used in equivalent buy-and-write transactions.

         The Registrant may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Registrant will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs. The Registrant, from time to time, may purchase securities such as FNMA bonds and Federal Housing Administration ("FHA") project loans which carry with them the right to sell them back to the issuer prior to the stated maturity. The Registrant will consider these rights in determining the maturity of such securities.

         The Registrant may purchase call options to hedge against an increase in the price of U.S. or Foreign Government Securities that the Registrant anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Registrant upon exercise of the option, and unless the price of the underlying security rises sufficiently, the option may expire worthless to the Registrant.

         Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on bonds or financial indices including any index of U.S. or Foreign Government Securities ("Futures Contracts"). A "sale" of a Futures Contract means the acquisition of a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date. A "purchase" of a Futures Contract means the acquisition of a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date. U.S. Futures Contracts have been designed by exchanges which have been designated "contracts markets" by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Money Market of the Chicago Mercantile Exchange. Futures Contracts trade on these markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Registrant will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes and three-month U.S. Treasury Bills. The Registrant may also enter into Futures Contracts which are based on non-U.S. Government bonds.

         At the same time a Futures Contract is purchased or sold, the Registrant must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies, but may be as low as 5% or less of a contract's face value. Daily thereafter, the Futures Contract is valued on a marked-to-market basis and the Registrant may be required to pay or receive a "variation margin," which reflects any decline or increase in the contract's value.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written. A Futures Contract on an index of securities provides for a cash settlement based on changes in the value of the underlying index.

         Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, or in the case of futures on an index of securities, a cash settlement, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, the Registrant will incur brokerage fees when it purchases or sells Futures Contracts.

         The purpose of the acquisition or sale of a Futures Contract, in the case of a portfolio, such as the portfolio of the Registrant, which hold or intends to acquire long-term fixed income securities, is to attempt to protect the Registrant from fluctuations in interest or foreign exchange rates without actually buying or selling long-term fixed income securities or foreign currency. For example, if the Registrant owns long-term bonds, and interest rates were expected to increase, the Registrant might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Registrant. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Registrant would increase at approximately the same rate, thereby keeping the net asset value of the Registrant from declining as much as it otherwise would have. The Registrant could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market the use of Futures Contracts as an investment technique allows the Registrant to maintain a defensive position without having to sell its portfolio securities.

         Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long-term bonds, the Registrant could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the Futures Contracts could be liquidated and the Registrant could then buy long-term bonds on the cash market. To the extent the Registrant enters into Futures Contracts for this purpose, the Registrant will segregate liquid assets in an amount equal to the difference between the fluctuating market value of such Futures Contracts and the aggregate value of the initial and variation margin payments made by the Registrant with respect to such Futures Contracts, thereby assuring the position is unleveraged.

         The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction.

         In addition, Futures Contracts entail risks. Although the Registrant believes that use of such contracts will benefit the Registrant, if the Investment Adviser's investment judgment about the direction of interest rates is incorrect, the Registrant's overall performance would be poorer than if it had not entered into any such contract. For example, if the Registrant had hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Registrant will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Registrant has insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Registrant may have to sell securities at a time when it may be disadvantageous to do so.

         Options on Futures Contracts. The Registrant intends to purchase and write Options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Registrant is not fully invested it may purchase a call option on a Futures Contract to hedge a market advance due to declining interest rates.

         The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Registrant's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Registrant intends to purchase. If a put or call option the Registrant has written is exercised, the Registrant will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Registrant's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Registrant may purchase a put option on a Futures Contract to hedge the Registrant's portfolio against the risk of risking interest rates.

         The amount of risk the Registrant assumes when it purchases an Option on a Futures Contract is the premium paid for the option plus related transaction costs, although it may be necessary to exercise the option which will result in a position in the Futures Contract. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased. The writing of an Option on a Futures Contract involves all of the risks of purchases or sales of Futures Contracts, including initial and variation margin requirements.

         The Registrant's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Therefore, no assurance can be given that the Registrant will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Registrant's ability to engage in options and futures transactions may be limited by tax considerations.

         Options on Futures Contracts may be covered in any such manner as may be in accordance with the requirements of the exchange on which they are traded and applicable rules and regulations.

         Options on Foreign Currencies. The Registrant may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Futures Contracts on foreign currencies, or Forward Contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Registrant may purchase put options on the foreign currency. If the value of the currency does decline, the Registrant will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Registrant may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Registrant deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Registrant could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The Registrant may write options on foreign currencies for the same types of hedging purposes. For example, where the Registrant anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Registrant could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Registrant to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Registrant would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Registrant also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.


         All call options written on foreign currencies will be covered. A call option written on a foreign currency by the Registrant is "covered" if the Registrant owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration segregated by the Registrant ) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Registrant has purchased a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if liquid assets representing the difference is segregated by the Registrant. Call and put options on foreign currencies may also be covered in such other manner as may be in accordance with the requirements of the exchange on which they are traded and applicable rules and regulations.


         Call and put options and Options on Futures Contracts may be covered in any such manner as may be in accordance with the requirements of the exchange on which they are traded and applicable rules and regulations.

         Options  on   securities   may  be  traded   over-the-counter.   In  an
over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no clearing house performance guarantees. In addition, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

         As a result of its investments in foreign securities, the Registrant may receive interest payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. In that event, the Registrant may promptly convert such currencies into dollars at the then-current exchange rate. Under certain circumstances, alternatively, such as where the Investment Adviser anticipates that the exchange rate will improve, the Registrant may hold such currencies for an indefinite period of time. The Registrant may also hold foreign currency in anticipation of purchasing foreign securities.

         In addition, the Registrant may be required or elect to receive delivery of the foreign currencies underlying options on foreign currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Registrant is exercised or the Registrant is unable to close out a Forward Contract it has entered into. The Registrant may also elect to take delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Registrant to do so. The holding of currencies exposes the Registrant to risk of loss if currency exchange rates move in a direction adverse to the Registrant's position. Such losses could reduce any profits or increase any losses sustained by the Registrant from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Registrant's profit or loss on currency options or Forward Contracts, as well as its hedging strategies.

         Additional Risks of Options on U.S. and Foreign Government Securities, Options on Futures Contracts, Forward Contracts and Options on Foreign
Currencies. Unlike transactions entered into by the Registrant in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on securities may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and trader of Forward Contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions. In addition, where the Registrant enters into Forward Contracts as a "cross hedge" (i.e., the purchase or sale of a Forward Contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Registrant incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.


         In order to assure that the Registrant will not be deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Registrant enter into transactions in Futures Contracts, Options on Futures Contracts and Options on Foreign Currencies traded on CFTC - regulated exchange only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-bona fide hedging purposes, provided that the aggregate initial margin and premiums to establish such non-bona fide hedging positions do not exceed 5% of the liquidation value of the Registrant's assets, after taking into account unrealized profits and unrealized losses on any such contracts the Registrant has entered into, and excluding, in computing such 5%, the in-the-money amount with respect to an option that is in-the-money at the time of purchase.


         The  staff  of  the  SEC  has  taken  the   position   that   purchased
over-the-counter options and assets used to cover written over-the-counter options are illiquid; therefore, together with other illiquid securities, such options and assets cannot exceed a certain percentage of the Registrant's assets (the "SEC illiquidity ceiling"). Although the Investment Adviser disagrees with this position, the Investment Adviser intends to limit the Registrant's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Registrant intends to write over-the-counter options only with primary U.S. Government Securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the Registrant has in place with such primary dealers will provide that the Registrant has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Registrant for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Registrant will treat all or a part of the formula price as illiquid for purposes of the SEC illiquidity ceiling. The Registrant may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such SEC illiquidity ceiling.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Registrant to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.


         In addition, options on U.S. and Foreign Government Securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors,
(ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Registrant's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the Untied States, and (v) lesser trading volume.

         Future Developments. The Registrant proposes to take advantage of opportunities in the area of options and Futures Contracts and Options on Futures Contracts which are not presently contemplated for use by the Registrant or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Registrant's investment objective and legally permissible for the Registrant. Such opportunities, if they arise, may involve risks which exceed those involved in the options and futures activities described above.

                              PORTFOLIO MANAGEMENT

         The  Registrant's   portfolio  management  may  include  the  following
strategies:

         (1) changing from one U.S. Government Security to an essentially similar U.S. Government Security when their respective yields are distorted due to market factors;

         (2) changing from U.S. Government Securities to Foreign Government Securities or from Foreign Government Securities to U.S. Government Securities when disparities arise in their relative yields;

         (3) selling one kind of U.S. Government Security (e.g., Treasury bonds)
and  buying  another  (e.g.,  FNMA  direct   pass-through   certificates)   when
disparities arise in the relative values of each;

         (4) shortening the average maturity of its portfolio in anticipation of a rise in interest rates so as to minimize depreciation of principal; and

         (5) lengthening the average maturity of its portfolio in anticipation of a decline in interest rates so as to maximize appreciation of principal.

         The Registrant may also use the techniques described above under "Investment Practices" to manage its portfolio.

         While these strategies are designed to increase the Registrant's current income available for distribution to its shareholders, if the Registrant's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities or obligations proves to be incorrect, the Registrant's income and net asset value may be reduced.


                             SPECIAL CONSIDERATIONS

         The Registrant is designed primarily as a long-term investment and not as a trading vehicle. The value of shares of the Registrant will vary as the aggregate value of the Registrant's portfolio securities increases or decreases. The net asset value of the Registrant may change as the general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested at lower yields can be expected to decline. If the Registrant's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Registrant's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.


         Although changes in the value of the Registrant's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Registrant, such changes will not affect the income received by the Registrant from such securities. The dividends paid by the Registrant will increase or decrease in relation to the income received by the Registrant from its investments, which will in any case be reduced by the Registrant's expenses before being distributed to the Registrant's shareholders.

         The Registrant's use of options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies may result in the loss of principal under certain market conditions. See "Options and Futures" above.

         Investing in Foreign Government Securities involves considerations and possible risks not typically associated with investing in U.S. Government Securities. The value of Foreign Government Securities investments will be affected by changes in currency rates or exchange control regulations. Because interest and principal payments of Foreign Government Securities may be made in foreign currencies, if the exchange rate declines after the Registrant receives these payments the Registrant may not have sufficient cash to make distributions to shareholders without selling portfolio securities. A decline in the exchange rate would also result in a decrease in the value of certain portfolio securities. The Registrant may enter into Forward Contracts and options on foreign currencies in an effort to protect against this risk. The value of Foreign Government Securities can also be affected by the application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in this country or abroad) or changed circumstances in dealings between nations. Costs may be incurred in connection with conversions between various currencies. Foreign brokerage commissions are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. A delay in settlement could hinder the ability of the Registrant to take advantage of changing market conditions with a possible resulting adverse effect on net asset value.

         The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedure, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Registrant is uninvested and no return is earned thereon. The inability of the Registrant to make intended security purchases due to settlement problems could cause the Registrant to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Registrant due to subsequent declines in value of the portfolio security or, if the Registrant has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.

         Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Registrant could be adversely effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Registrant of any restrictions on investments.

         Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Registrant.

         The Registrant has registered as a "non-diversified" investment company. As a result, the Registrant may, with respect to 50% of its assets, invest up to 25% of its assets in the obligations of any one foreign issuer. U.S. Government Securities are not subject to any investment limitation. Since the Registrant may invest a relatively high percentage of its assets in the obligations of a limited number of issuers, the Registrant may be more susceptible to any single economic, political or regulatory occurrence.

         For these reasons, an investment in shares of the Registrant should not constitute a complete investment program since it involves the risk of capital depreciation inherent in seeking higher income.

                            INVESTMENT RESTRICTIONS

         The Registrant has adopted the following policies which cannot be changed without the approval of the holders of a majority of its shares (which means the lesser of (i) more than 50% of the outstanding shares of the Registrant, or (ii) 67% or more of the outstanding shares of the Registrant present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy). Except with respect to borrowings and investing in illiquid securities, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the portfolio. The Registrant may not:

                  (1) borrow money, except as a temporary measure for extraordinary or emergency purposes or for a repurchase of its shares or except as contemplated by clause (9) below, and in no event shall the Registrant borrow in excess of 1/3 of its assets. The Registrant will not purchase securities while borrowings are outstanding, except that it will honor prior commitments to purchase securities.

                  (2) purchase any security or evidence of interest therein on margin, except that the Registrant may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Registrant may make deposits on margin in connection with options, Futures Contracts and Options on Futures Contracts;

                  (3) underwrite securities issued by other persons except insofar as the Registrant may technically be deemed an underwriter under the Securities Act of 1933 in selling a portfolio security;

                  (4) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended or, in the case of unlisted securities, where no market makers exist), if more than 10% of the Registrant's assets (taken at market value) would be invested in such securities;

                  (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except currencies, currency options or futures, Forward Contracts or Futures Contracts) in the ordinary course of the business of the Registrant (the Registrant reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities);

                  (6) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Registrant;

                  (7) issue any senior security (as that term is defined in the 1940 Act), if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder (for the purpose of this restriction, collateral arrangements with respect to options, Futures Contracts and Options on Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security);

                  (8) make loans to other persons except through the lending of its portfolio securities not in excess of 30% of its total assets (taken at market value) and except through the use of repurchase agreements, the purchase of commercial paper or the purchase of all or a portion of an issue of debt securities in accordance with its investment objective, policies and restrictions; or

                  (9) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short ("short sales against the box"), and unless not more than 10% of the Registrant's net assets (taken at market value) is held as collateral for such sales at any one time.

         The Registrant's investment limitations and policies are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy.

               DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY
                 U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES

Federal Farm Credit System Notes and Bonds-are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

Maritime Administration Bonds-
         are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the United States.

FHA debentures-
         are debentures  issued by the Federal Housing  Administration of the U.
         S. Government and are guaranteed by the United States.

GNMA Certificates-
         are mortgage-backed securities which represent a partial ownership interests in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

FHLMC Bonds-
         are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

FNMA Bonds-
         are bonds issued and guaranteed by the Federal National Mortgage Association and are not guaranteed by the U.S. Government.

Federal Home Loan Bank Notes and Bonds-
         are notes and bonds issued by the Federal Home Loan Bank System, and are not guaranteed by the U.S. Government.

         Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Registrant intends to invest, the Registrant may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.


                          DESCRIPTION OF BOND RATINGS

The ratings of Moody's, S&P and Fitch and Duff & Phelps represent their opinions as to the quality of various bonds. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, bonds with the same maturity, coupon and rating may have different yields while bonds of the same maturity and coupon with different ratings may have the same yield.

                        MOODY'S INVESTORS SERVICE, INC.

         Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa: Bonds which are rated Baa are considered medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca:  Bonds  which  are  rated  Ca  represent   obligations   which  are
speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.


         C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                    STANDARD & POOR'S RATINGS SERVICES, INC.

                             Long-Term Issue Credit Ratings


         Issue credit ratings are based, in varying degrees, on the following considerations:
         1. Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
         2.  Nature of and provisions of the obligation;
         3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.
         The issue rating definitions are expressed in terms of default risk. AS such, they pertain to senior obligations of an entity. Junior obligations are, typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior.

         AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's . The obligor's capacity to meet its financial commitment on the obligation is EXTREMELY STRONG.

         AA: An obligation rated AA differs from the highest rated issues only in small degree. The obligator's capacity to meet its financial commitment on the obligation is VERY STRONG.

         A: An obligation rated A somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still STRONG.

         BBB: An obligation rated BBB exhibits ADEQUATE protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated BB, B, CCC, C are regarded as having significant speculative characteristics. BB; indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB: An obligation rated BB is LESS VULNERABLE to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B: An obligation rated B is MORE VULNERABLE to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CCC: An obligation rated CCC is CURRENTLY VULNERABLE to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CC:  An  obligation  rated  CC  is  CURRENTLY   HIGHLY   VULNERABLE  to
nonpayment.

         C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payment on this obligation are being continued.

         D: An obligation rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.
         Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk-such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

                                FITCH IBCA, INC.

                     International Long-Term Credit Rating

         AAA:
         Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         AA:
         Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is ot significantly vulnerable to foreseeable events.

         A:

         High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or i economic conditions than is the cse for higher ratings.

         BBB:
         Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

         BB:
         Speculative. BB rating indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category re not investment grade.

         B:
         Highly speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon sustained, favorable business and economic environment.

         CCC, CC, C:
         High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A CC rating indicates that default of some kind appears probably. C ratings signal imminent default.

         DDD, DD and D:
         Default. Securities are not meeting current obligations and are extremely speculative. DDD designates the highest potential for recovery of amounts outstanding on any securities involved. For U.S. corporates, for example, DD indicates expected recovery of 50%-90% of such outstandings, and D the lowest recovery potential, i.e., below 50%.

                             DUFF & PHELPS CREDIT RATING CO.


         AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

         AA+,AA,A-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

         A+,A,A-. Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

         BBB+,BBB, BB-: Below investment grade but deemed likely to met obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

         B+,B,B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

         CCC: Well below investment-grade securities. Considerable uncertainty exist as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

         DD: Defaulted debt obligations. Issuers failed to meet scheduled principal an/or interest payments.

         DP:  Preferred stock with dividend arrearanges.

         8.5.     Share Price Data:  Inapplicable.

         8.6      Business Development Companies:  Inapplicable.


Item 9. Management:

         9.1.a. General - Board of Trustees: Management of the Registrant's business and affairs is the responsibility of the Board of Trustees of the Registrant.


         9.1.b. General - Investment Advisers: MFS is the Registrant's Investment Adviser. MFS and its predecessor organizations have a history of money management dating from 1924, thus making MFS America's oldest mutual fund organization. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc. ("Sun Life of Canada (U.S.)") which in turn is an indirect subsidiary of Sun Life Assurance Company of Canada ("Sun Life"). Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895. The executive officers of MFS report to the

Chairman of Sun Life. The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.


         MFS also serves as investment adviser to each of the Trusts in the MFS Family of Funds (the "MFS Funds"), MFS Municipal Income Trust, MFS Government Markets Income Trust, MFS Multimarket Income Trust, MFS Charter Income Trust, MFS Special Value Trust, MFS Institutional Trust, MFS Variable Insurance Trust, MFS/Sun Life Series Trust and seven variable accounts, each of which is a registered investment company established by Sun Life Assurance Company of Canada (U.S.) in connection with the sale of various combination fixed/variable annuity contracts. MFS and its wholly-owned subsidiary, MFS Institutional Advisors, Inc., provide investment advice to substantial private clients. Net assets under the management of the MFS organization were approximately $72 billion on behalf of approximately 2.3 million investors as of January 31, 1998. As of such date, the MFS organization managed approximately $20.8 billion of assets in fixed income funds and fixed income portfolios including approximately $6.6 billion in U.S. Government securities and approximately $1.1 billion in fixed income securities of foreign issuers and non-U.S. dollar denominated fixed income securities of U.S. issuers. The Directors of MFS are Jeffrey L. Shames, Arnold D. Scott, John W. Ballen, John D. McNeil and Donald A. Stewart. Mr. Shames is the Chairman and President and Mr. Scott is the Secretary and a Senior Executive Vice President of MFS. Mr. Ballen is an Executive Vice President and Chief Equity Officer of MFS. Messrs. McNeil and Stewart are the Chairman and President, respectively, of Sun Life. Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895, establishing a headquarters office here in 1973. The executive officers of MFS report to the Chairman of Sun Life.



                         INVESTMENT ADVISORY AGREEMENT


         General. The Investment Advisory Agreement between MFS and the Registrant (the "Advisory Agreement") provides that, subject to the direction of the Board of Trustees of the Registrant, MFS is responsible for the actual management of the Registrant's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Trustees


         The Investment Adviser is not dependent on any other party in providing the investment advisory services required in the management of the Registrant. The Investment Adviser may, however, consider analyses from various sources, including broker-dealers with which the Registrant does business.


         The Investment Adviser pays the compensation of the Registrant's officers and of the Trustees who are affiliated with the Investment Adviser. The Investment Adviser also provides certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement, dated March 1, 1997, as amended.

         The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Registrant, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Advisory Agreement.


         Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Registrant will pay MFS an annual fee computed and paid monthly in an amount equal to the lesser of the sum of .32% of the average daily net assets of the Registrant and 5.65% of the daily gross income (i.e., income other than gains from the sale of securities, gains from options and futures transactions and premium income from options written) or 0.85% of the average daily net assets of the Registrant for the Registrant's then-current fiscal year. This advisory fee is greater than that paid by most funds.

         Use of Name. The Advisory Agreement provides that if MFS ceases to serve as the Investment Adviser to the Registrant, the Registrant will change its name so as to delete the initials "MFS" and that MFS may render services to others and may permit fund clients in addition to the Registrant to use the initials "MFS" in their names.


         The Advisory Agreement will remain in effect until August 1, 1998, and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Registrant's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by vote of a majority of the Registrant's outstanding voting securities or by either party on not more than 60 days' nor less than 30 days' written notice.


         9.1.c. General - Portfolio Management: Steven E. Nothern, a Senior Vice President of MFS, joined MFS in 1986. He became the portfolio manager of the Registrant in 1992. Christopher D. Piros, a Senior Vice President of MFS, joined MFS in 1989. He became portfolio manager of the Registrant on January 31, 1996.

         9.1.d. General - Administrators: MFS provides the Registrant with certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement dated March 1, 1997, as amended. Under the Agreement, the Registrant pays MFS an administrative fee up to 0.015% per annum of the Registrant's average daily net assets. This fee reimburses MFS for a portion of the costs it incurs to provide such services. For the period from March 1, 1997 through October 31, 1997, MFS received fees under the Agreement of $109,860.

         9.1.e. Custodians: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Registrant. MFS Services Center, Inc., 500 Boylston Street,
Boston, Massachusetts 02116, a wholly owned subsidiary of MFS, is the shareholder servicing agent.

         9.1.f. General - Expenses: Payment of Expenses. The Registrant pays the compensation of the eight Trustees who are not affiliated with MFS and all the Registrant's expenses (other than those assumed by MFS), including but not limited to: advisory and administrative services, governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Registrant, fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Registrant, expenses of repurchasing shares and servicing shareholder accounts, expenses of preparing, printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums, fees and expenses of the Registrant's custodian for all services to the Registrant, including safekeeping of funds and securities and maintaining required books and accounts; listing fees; expenses of calculating the net asset value of the Registrant's shares, expenses of shareholder meetings, expenses in connection with the Dividend Reinvestment and Cash Purchase Plan and SEC registration fees.


         9.1.g.   General - Affiliated Brokerage:  Inapplicable.

         9.2. Non-resident Managers: While the Registrant is a Massachusetts business trust, Sir J. David Gibbons, a trustee of the Registrant, is not a resident of the United States, and substantially all of his assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process upon him within the United States, to enforce in United States courts, or to realize outside the United States, judgments of courts in the United States predicated upon civil liabilities, if any, of his under the Federal securities laws of the United States. The Registrant has been advised that there is substantial doubt as to the enforceability in Bermuda, where he resides, of such civil remedies as are afforded by the Federal securities laws of the United States.

         9.3.     Control Persons:  Inapplicable.

Item 10. Capital Stock, Long-Term Debt, and Other Securities:

         10.1.    Capital Stock:

         a. and f. Description of Shares. The Registrant's Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest, without par value. Shareholders are entitled to one vote for each share held and to vote in the election of Trustees and on other matters submitted to meetings of shareholders. No material amendment may be made to the Registrant's Declaration of Trust without the affirmative vote of a majority of its shares. Under certain circumstances, shareholders have the right to communicate with other shareholders and to remove Trustees. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below under "Certain Provisions of the Declaration of Trust."

         The Registrant's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Registrant. Each share represents an equal proportionate interest in the Registrant with each other share. The Registrant has no present intention of offering additional shares, except that additional shares may be issued under the Registrant's Dividend Reinvestment and Cash Purchase Plan. Other offerings of its shares, if made, will require approval of the Registrant's Board of Trustees. Any additional offering will be subject to the requirements of the Act that shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except, among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Registrant's outstanding voting securities.

         The Registrant may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Trustees recommend such transaction, the approval by the vote of the holders of a majority of its outstanding shares will be sufficient. The Registrant may also be terminated upon liquidation and distribution of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares. If not so terminated, the Registrant will continue indefinitely. Upon liquidation of the Registrant, the Registrant's shareholders are entitled to share pro rata in the Registrant's net assets available for distribution to its shareholders.


         Repurchase of Shares. The Registrant is a closed-end management investment company and as such its shareholders do not, and will not, have the right to redeem their shares of the Registrant. The Registrant, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Registrant's shares are trading at a discount of 10% or more from the net asset value of the shares. Shares repurchased by the Registrant will be held in treasury. The Registrant may incur debt to finance state repurchase transactions. Within six months preceding any such repurchase, the Registrant will notify shareholders by letter or report. See the section "Investment Restrictions" of Items 8.2, 8.3 and 8.4.


         The shares of the Registrant will trade in the open market at a price which will be a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net asset values. When the Registrant repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Registrant's net income.

         Certain Provisions of the Declaration of Trust. The Registrant is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Registrant and provides for indemnification and reimbursement of expenses out of the Registrant property for any shareholder held personally liable for the obligations of the Registrant. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance exists and the Registrant itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Registrant are not binding upon the Trustees individually but only upon the property of the Registrant and that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Anti-Takeover Provisions. The Registrant presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Registrant, to cause it to engage in certain transactions or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66 2/3% of the shares of the Registrant (a greater vote than that required by the 1940 Act and, in some cases, greater than the required vote applicable to business corporations under state law) is required to authorize the conversion of the Registrant from a closed-end to an open-end investment company, or generally to authorize any of the following transactions:

         (i) merger or consolidation of the Registrant with or into any other corporation;

         (ii) issuance of any securities of the Registrant to any person or entity for cash;

         (iii) sale, lease or exchange of all or any substantial part of the assets of the Registrant to any entity or person (except assets having an aggregate fair market value of less than $1,000,000); or

         (iv) sale, lease or exchange to the Registrant, in exchange for securities of the Registrant, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000)

if such corporation, person or entity is directly, or indirectly through affiliates, the beneficial owner of 5% or more of the outstanding shares of the Registrant. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Registrant, on file with the SEC, for the full text of these provisions.

         The foregoing provisions will make more difficult a change in the Registrant's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Registrant in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interests and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Registrant to negotiate with its management regarding the price to be paid and facilitating the continuity of the Registrant's management.

         b.       Inapplicable.

         c.       Inapplicable.


         d.       Inapplicable.

         e. Dividends and Distributions. Dividend Reinvestment and Cash Purchase Plan. The Registrant will distribute monthly to shareholders substantially all of its net investment income in the manner required by Subchapter M of the Internal Revenue Code of 1986, as amended ("the Code"). Short-term capital gains, if any, may be distributed monthly and net long-term capital gains, if any, will be distributed at least annually. Premiums from options, if any, may be distributed at least annually. See Item 10.4.

         Shareholders holding shares in their own names may elect to have all distributions of dividends and capital gains automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent. Pursuant to the Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below, shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as dividend paying agent.

         Under the Plan, if the Trustees of the Registrant declare a dividend or determine to make a capital gain distribution, the nonparticipants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent in shares of the Registrant. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value on that date, participants will be issued shares of the Registrant at the higher of net asset value or 95% of the market price. This discount reflects savings in underwriting and other costs which the Registrant would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Registrant shares at such time or if the Registrant should declare a dividend or other distribution payable only in cash, State Street, as agent for the participants, will buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, the market price exceeds the net asset value of the Registrant's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Registrant's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Registrant.


        Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.

         Participants in the Plan have the option of making additional cash payments to State Street, semi-annually, for investment in the Registrant's shares. Interest will not be paid on any uninvested cash payments.

         State Street maintains all shareholder accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non-certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Registrant has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.

         The Registrant will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.


         There is no charge to participants for reinvesting dividends or distributions, except for certain brokerage commissions, as described below. State Street's fees for the handling of the reinvestment of dividends and distributions will be paid by the Registrant. There will be no brokerage charges with respect to shares issued directly by the Registrant as a result of dividends or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends or distributions as well as from voluntary cash payments. With respect to purchases from voluntary cash payments, State Street will charge a service fee of $0.75 for each cash purchase. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and pro-rating the lower commission thus attainable.


         The automatic reinvestment of dividends and distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends or distributions.

         Experience under the Plan may indicate that changes are desirable. Accordingly, the trust reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend or distribution. All correspondence concerning the Plan should be directed to State Street at 225 Franklin Street, Boston, Massachusetts 02110.

         10.2. Long-term debt:  Inapplicable.

         10.3. General:  Inapplicable.



         10.4. Taxes: The Registrant has elected to be treated and intends to qualify each year as a regulated investment company under the Subchapter M of the Code by meeting all applicable requirements, including requirements as to the nature of the Registrant's gross income, the amount of Registrant distributions, and the composition of the Registrant's portfolio assets. Because the Registrant intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Registrant will be required to pay any federal income or excise taxes, although the Registrant's foreign-source income may be subject to foreign withholding taxes. If the Registrant should fail to qualify as a "regulated investment company' in any year, the Registrant would incur a regular corporate federal income tax upon its taxable income and distributions received from the Registrant would generally be taxable as ordinary dividend income to its shareholders.

         Shareholders normally will have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Registrant. Dividends from ordinary income and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes. Because the Registrant expects to earn primarily interest income, it is expected that no Registrant dividends will be eligible for the dividends received deduction for corporate shareholders. Distributions of net capital gains (i.e. the excess of the net long-term capital gains over net short-term capital losses) are taxable to shareholders as long-term capital gains for federal income tax purposes without regard to, the length of time the shareholders have held their shares. Such capital gains will generally be taxable to shareholders as if the shareholders had directly realized gains from the same sources from which they were realized by the Registrant. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Any dividend that is declared by the Registrant in October, November or December of any calendar year, that is payable to shareholders of record in such a month, and that is paid the following January will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Registrant will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.

         Distributions will be taxable as described above, whether received in cash or reinvested in additional shares under the Plan. With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Registrant pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distribution may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Registrant, the shareholder's tax basis in each share received is its fair market value on the payment date.

         Any distribution by the Registrant will result in a reduction in the fair market value of the Registrant's shares by the amount of the distribution. Should a distribution reduce the fair market value below a shareholder's cost basis, such distribution nevertheless would be taxable to the shareholder as ordinary income or capital gain as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, investors should be careful to consider the tax implications of buying shares shortly before a distribution. The price of shares purchased at that time includes the amount of any forthcoming distribution. Those investors purchasing shares at such a time will receive a return of investment upon distribution which will nevertheless be taxable to them.

         In general, any gain or loss realized upon a taxable disposition of shares of the Registrant by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months, and otherwise as short-term capital gain or loss; a long-term capital gain realized by an individual, estate or trust may be eligible for reduced tax rates if the shares were held for more than eighteen months. However, any loss realized upon a disposition of shares within six months from the date of their purchase will be treated as long-term capital loss to the extent of any distributions treated by shareholders as long-term capital gains during such six-month period. Any loss realized upon a taxable disposition of Registrant shares may also be disallowed under rules relating to wash sales.

         The Registrant's current dividend and accounting policies will affect the amount, timing and character of distributions to shareholders, and may, under certain circumstances, make an economic return of capital taxable to shareholders. Any investment in zero coupon bonds, certain stripped securities, and certain securities purchased at a market discount will cause the Registrant to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Registrant, the Registrant may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Registrant. An investment in residual interests of a CMO that has elected to be treated as a real estate mortgage investment conduit, or "REMIC," can create complex tax problems, especially if the Registrant has state or local governments or other tax-exempt organizations as shareholders.

         The Registrant's transactions in options, Futures Contracts, Forward Contracts, short sales "against the box" and swaps and related transactions will be subject to special tax rules that may affect the amount, timing, and character of Registrant income and distributions to shareholders. For example, certain positions held by the Registrant on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Registrant that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles" and may be subject to special tax rules which would cause deferral of Registrant losses, adjustments in the holding periods of Registrant securities, and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules. The Registrant will limit its activities in options, Futures Contracts, Forward Contracts, short sales "against the box" and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code.

         Special tax considerations apply with respect to foreign investments of the Registrant. Foreign exchange gains and losses realized by the Registrant will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes may be limited in order to avoid a tax on the Registrant.

         Investment income received by the Registrant from foreign securities may be subject to foreign income taxes withheld at the source; the Registrant does not expect to be able to pass through to shareholders foreign tax credits with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Registrant to a reduced rate of tax or an exemption from tax on such income; the Registrant intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Registrant's effective rate of foreign tax in advance since the amount of the Registrant's assets to be invested within various countries is not known.

         Dividends and certain other payments to persons who are not citizens or residents of the United States or U.S. entities ("Non-U.S. Persons") are generally subject to U.S. tax withholding at a rate of 30%. The Registrant intends to withhold U.S. federal income tax payments at the rate of 30% (or any lower rate permitted under an applicable treaty) on taxable dividends and other payments to Non-U.S. Persons that are subject to such withholding. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from the Registrant by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdictions. The Registrant is also required in certain circumstances to apply backup withholding at the rate of 31% on taxable dividends and redemption proceeds paid to any shareholder (including a Non-U.S. Person) who does not furnish to the Registrant certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% withholding.

         As long as it qualifies as a regulated investment company under the Code, the Registrant will not be required to pay Massachusetts income or excise taxes. Distributions of the Registrant that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Registrant intends to advise shareholders of the proportion of its dividends which consists of such interest. Shareholders should consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local tax purposes as well as regarding the tax consequences of an investment in the Registrant.

         10.5.    Outstanding   Securities:   The   following   information   is
furnished as of January 31, 1998:

(1)                      (2)            (3)                   (4)
                                                              Amount
                                                              Outstanding
                                        Amount Held by        Exclusive
                         Amount         Registrant or for     of Amount Shown
Title of Class           Authorized     its Account           Under (3)

Shares of                202,648,016    61,901,100*           140,746,916
Beneficial Interest,                                          shares
without par value


*Treasury Shares

         10.6. Securities Ratings:  Inapplicable.

Item 11. Defaults and Arrears on Senior Securities:  None.


Item 12. Legal Proceedings:  [None].

Item 13. Table of Contents of Statement of Additional Information: Inapplicable.

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14. Cover Page: Inapplicable.


Item 15. Table of Contents:  Inapplicable.


Item 16. General Information and History:  Inapplicable.


Item 17. Investment Objective and Policies:

         17.1, 17.2 and 17.3:  See 8.2.

         17.4. For fiscal year 1997, the Registrant's portfolio turnover rate was 213%. For fiscal year 1996, the Registrant's portfolio turnover rate was 257%.


         A high turnover rate necessarily involves greater expenses to the Registrant and could involve realization of capital gains that would be taxable to the shareholders. The Registrant will engage in portfolio trading if it believes that a transaction, net of costs (including custodian transaction charges), will help in achieving its investment objective.

Item 18. Management:


         18.1. The Investment Advisers, Officers and Advisory Board Members: The Trustees and officers of the Registrant and their principal occupations for at least the last five years are set forth below. (Their titles may have varied during that period.) Unless otherwise noted, the address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116. Trustees and officers who are "interested persons" of the Registrant, as defined in the Investment Company Act of 1940, are denoted by an asterisk (*). The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Bailey, Cohn, Sherratt, Smith and Ms. O'Neill will continue in office until 1998, Messrs. Cohan and Gibbons will continue in office until 1999 and Mr. Robb, Scott and Shames will continue in office until 2000.

Name and Address         Position(s) Held with         Principal Occupations(s)
                         Registrant                    During Past 5 years

Richard B. Bailey*       Trustee                       Private Investor;
(born 9/14/26)                                         Massachusetts Financial
                                                       Services Company, former
                                                       Chairman (prior to
                                                       September 30, 1991);
                                                       Cambridge Bancorp,
                                                       Director, Cambridge Trust
                                                       Company, Director

Marshall N. Cohan        Trustee                       Private Investor
(born 11/14/26)
2524 Bedford Mews Drive
Wellington, Florida

Lawrence H. Cohn, M.D.   Trustee                       Brigham and Women's
(born 3/11/37)                                         Hospital, Chief of
75 Francis Street                                      Cardiac Surgery;
Boston, Massachusetts                                  Harvard Medical School,
                                                       Professor of Surgery

The Hon. Sir J. David    Trustee                       Edmund Gibbons Limited,
 Gibbons,                                              Chief Executive Officer;
KBE (born 6/15/27)                                     Colonial Insurance
21 Reid Street                                         Company Ltd.; Chairman;
Hamilton, Bermuda HM 12                                The Bank of N.T.
                                                       Butterfield & Son
                                                       Limited, Chairman (prior
                                                       to November 1997)

Abby M. O'Neill          Trustee                       Private Investor;
(born 4/27/28)                                         Rockefeller Financial
30 Rockefeller Plaza,                                  Services, Inc.
Room 5600                                              (investment advisers),
New York, New York                                     Director

Walter E. Robb, III      Trustee                       Benchmark Advisors, Inc.
(born 8/18/26)                                         (corporate financial
110 Broad Street                                       consultants), President
Boston, Massachusetts                                  and Trustee; Benchmark
                                                       Consulting Group, Inc.
                                                       (offices services),
                                                       President; Landmark Funds
                                                       (mutual fund), Trustee

Arnold D. Scott*         Trustee                       Massachusetts Financial
(born 12/16/42)                                        Services Company,
                                                       Director, Senior
                                                       Executive Vice
                                                       President and Secretary

Name and Address         Position(s) Held with         Principal Occupations(s)
                         Registrant                    During Past 5 years


Jeffrey L. Shames*       Trustee                       Massachusetts Financial
(born 6/2/55)                                          Services Company,
                                                       Chairman, Chief Executive
                                                       Officer and President

J. Dale Sherratt         Trustee                       Insight Resources, Inc.
(born 9/23/38)                                         (acquisition planning
One Liberty Square                                     specialists), President
Boston, Massachusetts

Ward Smith               Trustee                       NACCO Industries (holding
(born 9/13/20)                                         company), Chairman (prior
36080 Shaker Blvd.,                                    to June 1994); Sundstrand
Hunting Valley, Ohio                                   Corporation (diversified
                                                       mechanical manufacturer),
                                                       Director

James O. Yost*           Assistant Treasurer           Massachusetts Financial
(born  6/12/60)                                        Services  Company,  Vice
                                                       President

W. Thomas  London*       Treasurer                     Massachusetts Financial
(born  3/1/44)                                         Services Company, Senior
                                                       Vice  President

Ellen  M. Moynihan*      Assistant Treasurer           Massachusetts Financial
(born 11/13/57)                                        Services Company, Vice
                                                       President (since
                                                       September 1996);
                                                       Deloitte & Touche LLP,
                                                       Senior Manager (until
                                                       September  1996)

Mark E. Bradley*         Assistant Treasurer           Massachusetts Financial
(born  11/23/59)                                       Services Company, Vice
                                                       President (since March
                                                       1997);  Putnam
                                                       Investments, Vice
                                                       President (from September
                                                       1994 until March 1997);
                                                       Ernst & Young, Senior Tax
                                                       Manager (until September
                                                       1994)

Stephen E. Cavan*        Secretary and Clerk           Massachusetts Financial
(born 11/6/53)                                         Services Company, Senior
                                                       Vice President, General
                                                       Counsel and Assistant
                                                       Secretary

James R. Bordewick, Jr.* Assistant Secretary           Massachusetts Financial
(born 3/6/59)                                          Services Company, Senior
                                                       Vice President and
                                                       Associate General Counsel


         Each Trustee and officer holds comparable positions with certain MFS affiliates or with certain other funds of which MFS or a subsidiary of MFS is the investment adviser or distributor.


         18.2. Each Trustee is also a Trustee of MFS Government Limited Maturity Fund, MFS Series Trust I, MFS Series Trust II, MFS Series Trust VI, MFS Series Trust VIII, MFS Series Trust XI, MFS Municipal Series Trust, MFS Government Markets Income Trust, MFS Charter Income Trust and MFS Special Value Trust. Messrs. Bailey, Scott and Shames are also Trustees of each of the MFS Funds and MFS Multimarket Income Trust and MFS Municipal Income Trust.


         18.3. Sir J. David Gibbons has not authorized an agent in the United States to receive notice.

         18.4.a. The following table lists all Trustees of the Registrant and each of the three highest paid executive officers or any affiliated person of the Registrant with aggregate compensation from the Registrant for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

     (1)              (2)           (3)             (4)               (5)
Name of           Aggregate     Pension or       Estimated         Total
Person, Position  Compensation  Retirement       Annutal Benefits  Compensation
(Estimated        From Fund(1)  Benefits         Upon              From Fund and
Credited Years                  Accrued As Part  Retirement(2)     Fund Complex
of                              of Fund                            Paid to
Service(2)(5))                  Expenses(1)                        Trustees(3)
---------------- ------------- ---------------- -----------------  -------------


Richard B.         $17,846       $5,467              (4)            $242,022
Bailey, Trustee
(10)

Marshall N.        $18,846       $9,944              (4)            $148,067
Cohan, Trustee
(14)

     (1)              (2)           (3)             (4)               (5)
Name of           Aggregate     Pension or       Estimated         Total
Person, Position  Compensation  Retirement       Annutal Benefits  Compensation
(Estimated        From Fund(1)  Benefits         Upon              From Fund and
Credited Years                  Accrued As Part  Retirement(2)     Fund Complex
of                              of Fund                            Paid to
Service(2)(5))                  Expenses(1)                        Trustees(3)
---------------- ------------- ---------------- -----------------  -------------

Lawrence H.        $17,346       $3,778                (4)            $123,917
Cohn, M.D.,
Trustee (18)

The Hon. Sir J.    $17,846       $8,425                (4)            $129,842
David Gibbons,
KBE, Trustee
(13)

Abby M.            $17,846       $4,556                (4)            $129,842
O'Neill, Trustee
(10)

Walter E. Robb,    $18,846       $9,944                (4)            $148,067
III, Trustee (14)

Arnold D.           None           None               None               None
Scott, Trustee

Jeffrey L.          None           None               None               None
Shames, Trustee

J. Dale Sherratt,  $21,346       $3,978                (4)            $184,067
Trustee (20)

Ward Smith,        $21,346       $4,972                (4)            $184,067
Trustee (13)



         (1)      For fiscal year ended October 31, 1997.
         (2)      Based on normal retirement age of 75.
         (3) Information provided is provided for calendar year 1997. All Trustees served as Trustees 42 of funds within the MFS fund complex (having aggregate net assets at December 31, 1997, of approximately 18,869,750,275) except Mr. Bailey, who served as Trustee of 69 funds within the MFS fund complex (having aggregate net assets at December 31, 1997, of approximately 47,848,672,538).
         (4) See table set forth below under Item 18.4.b for estimated annual benefits payable upon retirement by the Registrant to a Trustee based on his or her credited years of service.
         (5) Estimated credited years of service include the total years of service plus the expected years until retirement.

         The Registrant pays each Trustee, other than Messrs. Scott and Shames, a fee of $11,575 per year plus $1,929 per meeting and committee meeting attended. For attendance at meetings, the Trustees of the Registrant as a group received $151,267 from the Registrant for the fiscal year ended October 31, 1997.

         18.4.(b). The Registrant has adopted a retirement plan for non-interested Trustees. Under this plan, a Trustee will retire upon reaching age 75 and if the Trustee has completed at least 5 years of service, he would be entitled to annual payments during his lifetime of up to 50% of such Trustee's average annual compensation (based on the three years prior to his retirement) depending on his length of service. A Trustee may also retire prior to age 75 and receive reduced payments if he has completed at least 5 years of service. Under the plan, a Trustee (or his beneficiaries) will also receive benefits for a period of time in the event the Trustee is disabled or dies. These benefits will also be based on the Trustee's average annual compensation and length of service. There is no retirement plan provided by the Registrant for the interested Trustees. However, Mr. Bailey, who retired as Chairman of MFS as of September 30, 1991, will eventually become eligible for retirement benefits. The Registrant will accrue compensation expenses each year to cover current year's service and amortize past service cost.

         The following table sets forth the estimated annual benefits payable by the Registrant to the non-interested Trustees and Mr. Bailey upon retirement.

            Estimated Annual Benefits Payable by Registrant upon Retirement (1)


            Average                   Years of Service
            Trustee Fees         3          5          7        10 or more
              $15,611         $2,342     $3,903      $5,464      $7,806
=============================================================================
               17,185          2,578      4,296       6,015       8,593
============================================================================
               18,759          2,814      4,690       6,566       9,380
============================================================================
               20,335          3,050      5,083       7,117      10,166
=============================================================================
               21,907          3,286      5,477       7,667      10,953
=============================================================================
               23,481          3,522      5,870       8,218      11,740
=============================================================================
         (1) Other funds in the MFS fund complex provide similar retirement benefits to the Trustees.

Item 18.4(c).  Applicable.

Item 19. Control Persons and Principal Holders of Securities:

Item 19.1 and 19.2: As of January 31, 1998, Cede & Co., c/o The Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, New York 10004 was the record owner of approximately 86% of the outstanding shares of the Registrant.

Item 19.3: As of January 31, 1998, all Trustees and officers of the Registrant as a group own of record less than 1% of the outstanding shares of the Registrant.

Item 20. Investment Advisory and Other Services:


         Items 20.1.a. through 20.5. See Item 9.1.b. For the fiscal year ended October 31, 1997, MFS received fees under the Registrant's Investment Advisory Agreement of $8,514,050. For the fiscal year ended October 31, 1996, MFS received fees under the Investment Advisory Agreement of $9,140,530. For the fiscal year ended October 31, 1995, MFS received fees under the Registrant's Investment Advisory Agreement of $10,087,739.

         20.6. The Registrant's securities and cash are held under a Custodian Agreement by State Street Bank and Trust Company, whose principal business address is 225 Franklin Street, Boston, Massachusetts 02110.


         20.7. Deloitte & Touche LLP are the Registrant's independent public accountants and certify financial statements of the Registrant as required to be certified by any law or regulation and provide certain other tax-related services for the Registrant (such as tax return preparation and assistance and consultation with respect to the preparation of filings with the SEC). The principal business address of Deloitte & Touche LLP is 125 Summer Street, Boston, Massachusetts 02110.

         20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Registrant and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the Registrant's registrar and transfer agent for the Registrant's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Registrant, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Registrant. For account maintenance, the Registrant currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Registrant for these services will be $167 per month. The Registrant will reimburse MFSC for reasonable out-of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Registrant.


Item 21. Brokerage Allocation and Other Practices:


         Specific decisions to purchase or sell securities for the Registrant are made by employees of MFS who are appointed and supervised by its senior officers. Changes in the Registrant's investments are reviewed by the Board of Trustees. Such employees may serve other clients of the Investment Adviser or any subsidiary in a similar capacity.

         The primary consideration in portfolio security transactions is execution at the most favorable prices. The Investment Adviser has complete freedom as to the markets in and the broker-dealers through which it seeks this result. U.S. Government Securities and, in the United States and in certain other countries, other debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, securities may be traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. The Investment Adviser normally seeks to deal directly with the primary market marker or on major exchanges unless, in its opinion, better execution is available elsewhere. Securities firms may receive brokerage commissions on transactions involving options, Futures Contracts and Options on Futures Contracts and the purchase and sale of underlying securities upon exercise of options. The brokerage commissions associated with buying and selling options may be proportionately higher than those associated with general securities transactions. Subject to the requirement of seeking execution at the most favorable price, securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Investment Adviser or who have sold shares of funds for which MFS or any subsidiary serves as investment adviser. At present no arrangements to recapture commission payments are in effect. For the fiscal year ended October 31, 1997, 1996 and 1995, the Registrant did not pay any brokerage commissions.

         The Trustees of the Registrant (together with the Trustees of the other MFS Funds) have directed the Investment Adviser to allocate a total of $54,160 of commission business from the MFS Funds to the Pershing Division of Donaldson, Lufkin & Jenrette as consideration for the annual renewal of certain publications provided by Lipper Analytical Securities Corporation (which provides information useful to the Trustees in reviewing the relationship between the Registrant and the Investment Adviser).


         In certain instances, there may be securities which are suitable for the Registrant's portfolio as well as for that of one or more of the advisory clients of the Investment Adviser or any subsidiary. Investment decisions for the Registrant and for the advisory clients of the Investment Adviser or any subsidiary are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Investment Adviser to be equitable to each on a case by case basis. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Registrant is concerned. In other cases, however, it is believed that the ability of the Registrant to participate in volume transactions will produce better executions for the Registrant.


Item 22. Tax Status:  Inapplicable.

Item 23. Financial Statements: The following are incorporated herein by reference to the Registrant's Annual Report to its shareholders, for its fiscal year ended October 31, 1997, copies of which have been filed with the SEC:

         Portfolio of  Investments  at October 31, 1997
         Statement of Assets and Liabilities  at October 31, 1997
         Statement of Operations  for the year ended October 31, 1997
         Statement of Changes in Net Assets for the years ended October 31,
             1996 and 1997
         Financial Highlights for each of the years in the ten-year period ended
             October 31, 1997.
         Notes to Financial Statements
         Independent Auditors' Report

                                         PART C

                                    OTHER INFORMATION

         Item 24. Financial Statements and Exhibits:

         1.       Financial Statements:

                  The following have been incorporated by reference in Item 23:

                  Portfolio  of  Investments  at October 31, 1997
                  Statement of Assets and Liabilities at October 31, 1997 Statement of Operations for year ended October 31, 1997 Statement of Changes in Net Assets for the years ended
                    October 31, 1997 and 1996
                  Financial  Highlights for each of the years in the ten year period ended October 31, 1997
                  Notes to Financial Statements
                  Independent Auditors' Report


2.       Exhibits:


                           (a)(1)   --  Amended and Restated Declaration
                                        of Trust, dated January 27, 1988
                                        (previously filed as Exhibit 2(a)(1)
                                        to Amendment No. 9 to the
                                        Registration Statement on Form N-2,
                                        filed with the SEC on January 30, 1998
                                        ("Amendment No. 9"); incorporated herein by reference.

                           (a)(2)   --  Certification of Amendment to
                                        Declaration  of Trust,  dated  February
                                        29, 1988  (previously  filed as Exhibit
                                        2(a)(2) to Amendment No. 9);
                                        incorporated herein by reference.

                           (b)(1)   --  Amended and Restated By-Laws dated
                                        December 14, 1994 (previously  filed as
                                        Exhibit (2)(b)(2) to Amendment No. 8 to the Registration Statement on Form N-2 filed with the SEC on February 28, 1995 ("Amendment No. 8")); incorporated herein by reference.

                           (c)      --  Inapplicable.

                           (d)      --  Specimen certificate for Shares of
                                        Beneficial  Interest, without par value
                                        (previously  filed as Exhibit  2(d) to
                                        Amendment No. 9); incorporated herein by reference.

                           (e)      --  The section "Dividend Reinvestment
                                        and Cash Purchase Plan" on page 4 of the Registrant's Annual Report to its

                                        Shareholders, for its fiscal year ended
                                        October 31, 1997; incorporated herein by reference.

                           (f)      --  Inapplicable.

                           (g)(1)   --  Investment Advisory Agreement,
                                        dated January 28, 1988 (previously
                                        filed as Exhibit 2(g)(1) to Amendment
                                        No. 9); incorporated herein by
                                        reference.

                           (g)(2)       Administrative Services Agreement,
                                        dated March 1, 1997,  between
                                        Massachusetts Financial Services Company and the Registrant (previously filed as Exhibit 2(g)(2) to Amendment No. 9); incorporated herein by reference.

                           (h)      --  Omitted pursuant to General
                                        Instruction G.3. to Form N-2.

                           (i)      --  Retirement Plan for Non-Interested
                                        Person Trustees, dated January 1, 1991
                                        (previously filed as Exhibit 2(i)(2) to
                                        Amendment No. 9); incorporated herein by reference.

                           (j)(1)   --  Custodian Agreement between the
                                        Registrant  and State Street  Bank and
                                        Trust Company,  dated  January 28, 1988
                                        (previously filed as Exhibit 2(j)(1) to
                                        Amendment No. 9); incorporated herein by reference.

                           (j)(2)   --  Amendment to Custodian Agreement,
                                        dated October 1, 1989 (previously filed
                                        as Exhibit 2(j)(2) to Amendment No.
                                        9); incorporated herein by reference.

                           (j)(3)   --  Amendment to Custodian Agreement,
                                        dated October 9, 1991 (previously filed
                                        as Exhibit 2(j)(3) to Amendment No.
                                        9); incorporated herein by reference.

                           (k)(1)   --  Registrar, Transfer Agency and
                                        Service Agreement between Registrant and
                                        MFS Service Center,  Inc., dated August
                                        15, 1994 (previously filed as Exhibit
                                        (k)(2) to Amendment No. 8); incorporated herein by reference.

                           (k)(2)   --  Loan Agreement by and among the
                                        Banks named therein, the MFS Funds named therein, and The First National Bank of Boston, dated as of February 21, 1995 (previously filed with Amendment No.
                                        8); incorporated herein by reference.

                           (l)      --  Omitted pursuant to General
                                        Instruction G.3 to Form N-2.

                           (m)      --  None.

                           (n)      --  Omitted pursuant to General
                                        Instruction G.3 to Form N-2.

                           (o)      --  Omitted pursuant to General
                                        Instructions G.3 to Form N-2.

                           (p)      --  Form of Purchase Agreement
                                        (previously filed as Exhibit 2(p) to
                                        Amendment No. 9); incorporated herein by reference.

                           (q)      --  Inapplicable.

                           (r)      --  Financial   Data   Schedule;   filed
                                        herewith.


Item 25. Marketing Arrangements:  Inapplicable.

Item 26. Other Expenses of Issuance and Distribution:  Inapplicable.

Item  27.  Persons  Controlled  by or  Under  Common  Control  with  Registrant:
Inapplicable.

Item 28. Number of Holders of Securities:

-------------------------------------------------------------------------------
                   (1)                                   (2)
                Title of Class                  Number of Record Holders
-------------------------------------------------------------------------------


       Shares of Beneficial Interest                   15,668
         (without par value)  140,746,915.53    (as at January 31, 1998)
-------------------------------------------------------------------------------


Item 29. Indemnification:

         Article V of the Registrant's Declaration of Trust provides that the Registrant will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Registrant, unless as to liabilities to the Registrant or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Registrant. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

                                        -59

Item 30. Business and Other Connections of Investment Adviser:


         MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds (except the Vertex Funds mentioned below):
Massachusetts Investors Trust, Massachusetts Investors Growth Stock Fund, MFS Growth Opportunities Fund, MFS Government Securities Fund, MFS Government Limited Maturity Fund, MFS Series Trust I (which has thirteen series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS World Asset Allocation Fund, MFS Strategic Growth Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Equity Income Fund, MFS Special Opportunities Fund, MFS Convertible Securities Fund, MFS Blue Chip Fund, MFS New Discovery Fund, MFS Science and Technology Fund and MFS Research International Fund), MFS Series Trust II (which has three series: MFS Emerging Growth Fund, MFS Large Cap Growth Fund and MFS Intermediate Income Fund), MFS Series Trust III (which has two series: MFS High Income Fund and MFS Municipal High Income Fund), MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS Mid Cap Growth Fund), MFS Series Trust V (which has six series: MFS Total Return Fund, MFS Research Fund, MFS International Opportunities Fund, MFS International Strategic Growth Fund, MFS International Value Fund and MFS Asia Pacific Fund), MFS Series Trust VI (which has three series: MFS World Total Return Fund, MFS Utilities Fund and MFS World Equity
Fund), MFS Series Trust VII (which has two series: MFS World Governments Fund and MFS Value Fund), MFS Series Trust VIII (which has two series: MFS Strategic Income Fund and MFS World Growth Fund), MFS Series Trust IX (which has three series: MFS Bond Fund, MFS Limited Maturity Fund and MFS Municipal Limited Maturity Fund), MFS Series Trust X (which has eight series: MFS Government
Mortgage Fund, MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Growth and Income Fund, MFS Real Estate Investment Fund, MFS Strategic Value Fund, MFS Small Cap Value Fund and MFS Emerging Markets Debt Fund), MFS Series Trust XI (which has six series: MFS Union Standard Equity Fund, Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund (the Vertex Funds are expected to be declared effective April 28, 1998)), and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund and MFS Municipal Income Fund) (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS also serves as investment  adviser of the following open-end Funds:
MFS  Institutional  Trust  ("MFSIT")  (which has seven  series) and MFS Variable
Insurance Trust ("MVI") (which has twelve series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         In addition, MFS serves as investment adviser to the following closed-end funds: MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 26 series), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston,
Massachusetts   02116.   The   principal   business   address  of  each  of  the
aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181.

         Vertex Investment Management, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, whose principal business address is 500 Boylston Street, Boston, Massachusetts 02116 ("Vertex"), serves as investment adviser to Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund, each a series of MFS Series Trust XI. The principal business address of the aforementioned Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS International Ltd. ("MIL"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda, serves as investment adviser to and distributor for MFS American Funds (which has six portfolios: MFS American Funds-U.S. Equity Fund, MFS American Funds-U.S. Emerging Growth Fund, MFS American Funds-U.S. High Yield Bond Fund, MFS American Funds - U.S. Dollar Reserve Fund, MFS American Funds-Charter Income Fund and MFS American Funds-U.S. Research Fund) (the "MIL Funds"). The MIL Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the MIL Funds is 47, Boulevard Royal, L-2449 Luxembourg.

         MIL also serves as investment adviser to and distributor for MFS Meridian U.S. Government Bond Fund, MFS Meridian Charter Income Fund, MFS Meridian Global Governments Fund, MFS Meridian U.S. Emerging Growth Fund, MFS Meridian Global Equity Fund, MFS Meridian Limited Maturity Fund, MFS Meridian World Growth Fund, MFS Meridian Money Market Fund, MFS Meridian World Total Return Fund, MFS Meridian U.S. Equity Fund, MFS Meridian Research Fund, MFS Meridian U.S. High Yield Fund and MFS Meridian Emerging Markets Debt Fund (collectively the "MFS Meridian Funds"). Each of the MFS Meridian Funds is organized as an exempt company under the laws of the Cayman Islands. The principal business address of each of the MFS Meridian Funds is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

         MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is 4 John

Carpenter Street, London, England ED4Y 0NH, is involved primarily in marketing and investment research activities with respect to private clients and the MIL Funds and the MFS Meridian Funds.

         MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, N5W2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

         MFS Holdings Australia Pty Ltd. ("MFS Holdings Australia"), a private limited company organized pursuant to the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, NSW2000 Australia, and whose function is to serve primarily as a holding company.

         MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

         MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

         MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

         MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

         MFS

         The Directors of MFS are Jeffrey L. Shames, Arnold D. Scott, John W. Ballen, Donald A. Stewart and John D. McNeil. Mr. Shames is the Chairman, Chief Executive Officer and President, Mr. Scott is a Senior Executive Vice President and Secretary, William W. Scott, Jr., Patricia A. Zlotin, John W. Ballen, Thomas J. Cashman, Jr., Joseph W. Dello Russo and Kevin R. Parke are Executive Vice Presidents, Stephen E. Cavan is a Senior Vice President, General Counsel and an Assistant Secretary, Robert T. Burns is a Senior Vice President, Associate General Counsel and an Assistant Secretary of MFS, and Thomas B. Hastings is a Vice President and Treasurer of MFS.

         Massachusetts Investors Trust
         Massachusetts Investors Growth Stock Fund
         MFS Growth Opportunities Fund
         MFS Government Securities Fund
         MFS Series Trust I
         MFS Series Trust V
         MFS Series Trust VI
         MFS Series Trust X
         MFS Government Limited Maturity Fund

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley, Vice Presidents of MFS, are the Assistant Treasurers, James R. Bordewick, Jr., Senior Vice President and Associate General Counsel of MFS, is the Assistant Secretary.

         MFS Series Trust II

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Government Markets Income Trust
         MFS Intermediate Income Trust

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust III

         James T. Swanson, Robert J. Manning and Joan S. Batchelder, Senior Vice Presidents of MFS, and Bernard Scozzafava, Vice President of MFS, are
Vice Presidents, Sheila Burns-Magnan, Assistant Vice President of MFS, and Daniel E. McManus, Vice President of MFS, are Assistant Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust IV
         MFS Series Trust IX

         Robert A. Dennis and Geoffrey L. Kurinsky, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VII

         Leslie J. Nanberg and Stephen C. Bryant, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VIII

         Jeffrey L. Shames, Leslie J. Nanberg and James T. Swanson and John D. Laupheimer, Jr., a Senior Vice President of MFS, are Vice Presidents, Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Series Trust

         Robert A. Dennis is Vice President, David B. Smith and Geoffrey L. Schechter, Vice Presidents of MFS, are Vice Presidents, Daniel E. McManus, Vice President of MFS, is an Assistant Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Variable Insurance Trust
         MFS Series Trust XI
         MFS Institutional Trust

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Income Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Multimarket Income Trust
         MFS Charter Income Trust

         Leslie J.  Nanberg and James T.  Swanson are Vice  Presidents,  Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Special Value Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS/Sun Life Series Trust

         John D. McNeil, Chairman and Director of Sun Life Assurance Company of Canada, is the Chairman, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         Money Market Variable Account
         High Yield Variable Account
         Capital Appreciation Variable Account
         Government Securities Variable Account
         Total Return Variable Account
         World Governments Variable Account
         Managed Sectors Variable Account

         John D. McNeil is the Chairman, Stephen E. Cavan is the Secretary, and James R. Bordewick, Jr. is the Assistant Secretary.

         Vertex

         Jeffrey L. Shames and Arnold D. Scott are the Directors, Jeffrey L. Shames is the President, Kevin R. Parke and John W. Ballen are Executive Vice Presidents, John F. Brennan, Jr., and John D. Laupheimer are Senior Vice
Presidents, Brian E. Stack is a Vice President, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         MIL

         Arnold D. Scott, Jeffrey L. Shames and Thomas J. Cashman, Jr. are Directors, Stephen E. Cavan is a Director, Senior Vice President and the Clerk, Robert T. Burns is an Assistant Clerk, Joseph W. Dello Russo, Executive Vice President and Chief Financial Officer of MFS, is the Treasurer and Thomas
B. Hastings is the Assistant Treasurer.

         MIL-UK

         Thomas J. Cashman, Jr. is President and a Director, Arnold D. Scott and Jeffrey L. Shames are Directors, Stephen E. Cavan is a Director and the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

         MFSI - Australia

         Thomas J. Cashman, Jr. is President and a Director, Graham E. Lenzer, John A. Gee and David Adiseshan are Directors, Stephen E. Cavan is the
Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MFS Holdings - Australia

         Jeffrey L. Shames is the President and a Director, Arnold D. Scott, Thomas J. Cashman, Jr., and Graham E. Lenzer are Directors, Stephen E. Cavan is the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MIL Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Meridian Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James R. Bordewick, Jr. is the Assistant Secretary and James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers.

         MFD

         Arnold D. Scott and Jeffrey L. Shames are Directors, William W. Scott, Jr., an Executive Vice President of MFS, is the President, Stephen E. Cavan is the Secretary, Robert T. Burns is the Assistant Secretary, Joseph W. Dello Russo is the Treasurer, and Thomas B. Hastings is the Assistant Treasurer.

         MFSC

         Arnold D. Scott and Jeffrey L. Shames are Directors, Joseph A. Recomendes, a Senior Vice President and Chief Information Officer of MFS, is Vice Chairman and a Director, Janet A. Clifford is the President, Joseph W.
Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary, and Robert T. Burns is the Assistant Secretary.

         MFSI

         Jeffrey L. Shames, and Arnold D. Scott are Directors, Thomas J. Cashman, Jr., is the President and a Director, Leslie J. Nanberg is a Senior Vice President, a Managing Director and a Director, Kevin R. Parke is the Executive Vice President and a Managing Director, George F. Bennett, Jr., John
A. Gee, Brianne Grady, Joseph A. Kosciuszek and Joseph J. Trainor are Senior Vice Presidents and Managing Directors, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Secretary.

         RSI

         Arnold D. Scott is the Chairman and a Director, Martin E. Beaulieu is the President, William W. Scott, Jr. is a Director, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

         Donald   A.   Stewart          President and a Director, Sun Life
                                        Assurance  Company of Canada, Sun Life
                                        Centre, 150 King Street West, Toronto,
                                        Ontario, Canada (Mr. Stewart is also an
                                        officer and/or Director  of  various
                                        subsidiaries and affiliates of Sun
                                        Life)

         John D. McNeil                 Chairman, Sun Life Assurance Company of
                                        Canada, Sun Life Centre, 150 King
                                        Street West, Toronto, Ontario, Canada
                                        (Mr. McNeil   is  also  an
                                        officer and/or Director  of  various
                                        subsidiaries and affiliates of Sun
                                        Life)

         Joseph W. Dello Russo          Director of Mutual Fund Operations,
                                        The Boston Company, Exchange Place,
                                        Boston, Massachusetts (until August,
                                        1994)

Item 31. Location of Accounts and Records:

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                  NAME                            ADDRESS

         Massachusetts Financial             500 Boylston Street
          Services Company Boston,           Massachusetts 02116

         State Street Bank and               State Street South, 5-West
          Trust Company                      North Quincy, Massachusetts 02171

         MFS Service Center                  500 Boylston Street
                                             Boston, Massachusetts  02116

Item 32. Management Services:  Inapplicable.

Item 33. Undertakings:  Inapplicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 24th day of February, 1998.


                                        MFS INTERMEDIATE INCOME TRUST



                                             JAMES R. BORDEWICK, JR.
                                        By:  James R. Bordewick, Jr.
                                             Assistant Secretary

                               INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit

     27                Financial Data Schedule.